Exhibit 99.1

                 Lawson Software Names Eduardo Sanchez
               Executive Vice President of Global Sales


    ST. PAUL, Minn.--(BUSINESS WIRE)--Sept. 10, 2007--Lawson Software (Nasdaq:LWSN) today announced the appointment of Eduardo Sanchez as executive vice president of global sales. Sanchez brings more than 25 years of experience in global technology sales and consulting, having worked for business software providers in many countries, including France, the United States, Argentina and the United Kingdom.

    Sanchez' career includes 13 years with MicroStrategy, Inc., a business intelligence software provider, where he served most recently as corporate vice president of worldwide sales and services. At MicroStrategy, Sanchez established a proven track record of driving revenue growth and profitability by improving efficiencies in sales and services, introducing new sales and services offerings and building effective global partner programs.

    Most recently, Sanchez worked for Cartesis S.A., a Paris-based business performance management software provider serving vertical-specific industries. As chief operating officer of Cartesis' global operations, Sanchez was responsible for sales, consulting, education, customer care, partner relations and packaged solutions. Cartesis was purchased by Business Objects in June 2007.

    "The addition of Eduardo strengthens our team considerably. He is a proven sales leader who understands our business and shares my commitment for execution excellence," said Harry Debes, president and CEO of Lawson. "Along with strengthening our sales leadership, the addition of Eduardo will free more of my time to focus on the company's strategy and growth opportunities, given that I have doubled as the sales leader over the past 12 months."

    "I welcome the opportunity to lead global sales for Lawson and to help the company continue its transformation into an efficient and effective global enterprise - and sales productivity will be key to our success," said Sanchez. "I will align our sales efforts to deliver Lawson's superior product line and demonstrate the superior customer experience Lawson is known for."

    Sanchez will join Debes and other Lawson executives on the European leg of the company's "What's Next" tour, starting Sept. 10. The "What's Next" tour provides an opportunity for Lawson executives to meet with customers and prospects around the globe, and includes stops in Germany, France, the United Kingdom, and Sweden.

    About Lawson Software

    Lawson Software provides software and service solutions to 4,000 customers in manufacturing, distribution, maintenance and service sector industries across 40 countries. Lawson's solutions include Enterprise Performance Management, Supply Chain Management, Enterprise Resource Planning, Customer Relationship Management, Manufacturing Resource Planning, Enterprise Asset Management and industry-tailored applications. Lawson solutions assist customers in simplifying their businesses or organizations by helping them streamline processes, reduce costs and enhance business or operational performance. Lawson is headquartered in St. Paul, Minn., and has offices around the world. Visit Lawson online at www.lawson.com.

    Forward-Looking Statements

    This press release contains forward-looking statements that contain risks and uncertainties. These forward-looking statements contain statements of intent, belief or current expectations of Lawson Software and its management. Such forward-looking statements are not guarantees of future results and involve risks and uncertainties that may cause actual results to differ materially from the potential results discussed in the forward-looking statements. The company is not obligated to update forward-looking statements based on circumstances or events that occur in the future. Risks and uncertainties that may cause such differences include but are not limited to: uncertainties in Lawson's ability to realize synergies and revenue opportunities anticipated from the Intentia International acquisition; uncertainties in the software industry; uncertainties as to when and whether the conditions for the recognition of deferred revenue will be satisfied; global military conflicts; terrorist attacks; pandemics, and any future events in response to these developments; changes in conditions in the company's targeted industries; increased competition and other risk factors listed in the company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission. Lawson assumes no obligation to update any forward-looking information contained in this press release.

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    CONTACT: Lawson Software
             U.S. Media:
             Joe Thornton, +1-651-767-6154
             joe.thornton@us.lawson.com
             or
             Europe Media:
             Lut Verschueren, +32-9-236-16-36
             Lut.verschueren@be.lawson.com